EXHIBIT 10.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED
ARCH CAPITAL GROUP LTD. INCENTIVE COMPENSATION PLAN

The Third Amended and Restated Arch Capital Group Ltd. Incentive Compensation Plan is amended, effective as of January 1, 2017, by changing the fourth sentence of Section 4.1 thereof to read in its entirety as follows: “All Eligible Employees that are not designated as subject to the Formula Approach shall be subject to the Target Bonus Approach.”